EXHIBIT 10.26

FIRST AMENDMENT
TO AMENDED AND RESTATED CREDIT AGREEMENT

        THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made effective as of the 2nd day of May, 2005, between ATLANTIC AMERICAN CORPORATION, a Georgia corporation (the “Borrower”) and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (the “Bank”).

Background:

        The Borrower and the Bank have entered into that certain Amended and Restated Credit Agreement dated as of June 30, 2003 (the "Credit Agreement").

        The Borrower and the Bank wish to amend the Credit Agreement in certain respects as hereinafter provided.

        NOW, THEREFORE, the parties hereto agree as follows:

        SECTION 1.   Definitions.   Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings assigned to them in the Credit Agreement.

        SECTION 2.  Amendment.   The Credit Agreement is hereby amended as set forth in this Section 2. Section 5.26 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        Section 5.26   Minimum Investment in NAIC Rated Bonds; Maximum Investment in Investment Properties.  The Borrower will not at any time permit: (i) the Aggregate Value of NAIC Rated Bonds to be less than (A) 50% of the Aggregate Value of Total Investments during the period from May 2, 2005 to and including December 31, 2005, and (B) 70% of the Aggregate Value of Total Investments at all other times and any time after December 31, 2005; or (ii) the aggregate value of Investment Properties to exceed 5% of the Aggregate Value of Total Investments. Prior to January 1, 2006, neither the Borrower nor any Consolidated Subsidiary shall purchase or make any bond Investments that are not rated “2” or better by NAIC.

        SECTION 3.  No Other Amendment.   Except for the amendment set forth above, the text of the Credit Agreement shall remain unchanged and in full force and effect. This Amendment is not intended to effect, nor shall it be construed as, a novation. The Credit Agreement and this Amendment shall be construed together as a single instrument and any reference to the “Agreement” or any other defined term for the Credit Agreement in the Credit Agreement, the Notes or any certificate, instrument or other document delivered pursuant thereto shall mean the Credit Agreement as amended hereby and as it may be amended, supplemented or otherwise modified hereafter.

        SECTION 4.  Representations and Warranties.   The Borrower hereby represents and warrants in favor of the Bank as follows:

        (a)   No Default or Event of Default under the Credit Agreement has occurred and is continuing on the date hereof;

        (b)   The Borrower has the corporate power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

        (c)   This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower and each of this Amendment and the Credit Agreement, as amended hereby, constitutes the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms; provided, that the enforceability of each of this Amendment and the Credit Agreement, as amended hereby, is subject to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally; and

        (d)   The execution and delivery of this Amendment and the Borrower's performance hereunder and under the Credit Agreement, as amended hereby, do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower other than those which have already been obtained or given, nor be in contravention of or in conflict with the Articles of Incorporation or Bylaws of the Borrower, or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which the Borrower is a party or by which its assets or properties are or may become bound.

        SECTION 5.  Conditions to Effectiveness.   The effectiveness of this Amendment and the obligations of the Bank hereunder are subject to the following conditions, unless the Bank waives such conditions:

        (a)   receipt by the Bank from the Borrower of a duly executed counterpart of this Amendment; and

        (b)   the fact that the representations and warranties of the Borrower contained in Section 5 of this Amendment shall be true on and as of the date hereof.

        SECTION 6.  Counterparts.   This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

        SECTION 7.  Governing Law.   This Amendment shall be construed in accordance with and governed by the law of the State of Georgia.

        SECTION 8.  Effective Date.   This Amendment shall become effective as of the date first above written upon receipt by the Bank from each of the parties hereto of a duly executed signature page from a counterpart of this Amendment, signed by such party.

        SECTION 9.  Legal Fees and Expenses.   Borrower hereby agrees to pay the legal fees and expenses of Bank’s counsel in connection with this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal, by their respective authorized officers effective as of the day and year first above written.

ATTEST:	ATLANTIC AMERICAN CORPORATION

/s/ Janie L. Ryan	By: /s/ John G. Sample, Jr. (SEAL)
Janie L. Ryan , Secretary	Name: John G. Sample, Jr.
[CORPORATE SEAL]	Title: Senior Vice President and Chief Financial Officer

4370 Peachtree Road, N.E. Atlanta, Georgia 30319-3000 Attention: John G. Sample, Jr., Senior Vice President and Chief Financial Officer Telecopy number: (404) 266-5702 Telephone number: (404) 266-5501

WACHOVIA BANK, NATIONAL ASSOCIATION

By: /s/ Ron Edwards (SEAL)
Name: Ron Edwards
Title: Senior Vice President

Lending Office
Wachovia Bank, National Association
3414 Peachtree Road, N.E.
Suite 500 - Mail Code: GA 9768
Atlanta, Georgia 30326
Attention: Ron Edwards
Telecopy number: (404) 240-2589
Telephone number: (404) 240-2583